Exhibit 4.5

Execution Version

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of June 25 2021 (this “Amendment”), is by and among U.S. WELL SERVICES, INC., a Delaware corporation (the “Company”), and each of the holders of registrable securities listed on the signature pages hereto (collectively, the “Holders”).

WHEREAS, on June 24, 2021, the Company entered into that certain Note Purchase Agreement (the “Note Purchase Agreement,”) with certain initial purchasers pursuant to which the Company sold on such date to such initial purchasers certain notes which are convertible into shares of Class A common stock, par value $0.0001 per share, of the Company;

WHEREAS, on June 24, 2021, the Company entered into a registration rights agreement with such initial purchasers (the “Registration Rights Agreement”) to provide certain registration and other rights for the benefit of the initial pursuant to the Note Purchase Agreement;

WHEREAS, on the date hereof, the Company issued and sold additional convertible notes to AG Energy Funding, LLC (“AG”);

WHEREAS, the Company desires to amend the Registration Rights Agreement in order for AG to join the Registration Rights Agreement as a “Holder” and to amend Section 2.1(a) of the Registration Rights Agreement;

WHEREAS, pursuant to Section 3.12 of the Registration Rights Agreement, the Registration Rights Agreement may be amended or modified by the Company and the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement); and

WHEREAS, the Holders hold a majority of the Registrable Securities.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendment to Registration Rights Agreement. Section 2.1(a) of the Registration Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

Shelf Registration. USWS shall use its commercially reasonable efforts to prepare and file an initial Shelf Registration Statement under the Securities Act covering 96,128,572 shares of the Registrable Securities on or before the Shelf Registration Filing Deadline. The initial Shelf Registration Statement shall allocate such Registrable Securities among the Holders on a pro rata basis. USWS shall use its commercially reasonable efforts to cause such initial Shelf Registration Statement to become effective no later than four months following the initial filing of a Shelf Registration Statement. USWS will use its commercially reasonable efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, and (ii) there are no longer any Registrable Securities outstanding (the

“Effectiveness Period”). Any Holder or Holders shall have the option and right from time to time, exercisable by delivering a written notice to USWS (a “Demand Notice”), to require registration of a minimum of $10 million of additional Registrable Securities not covered by a Shelf Registration Statement at the time of the Demand Notice. USWS shall use its commercially reasonable efforts to amend the initial Shelf Registration Statement or file a new Shelf Registration Statement, within 10 Business Days of the Demand Notice to include such additional Registrable Securities. USWS will use its commercially reasonable efforts to cause such amendment to the initial Shelf Registration Statement or subsequent Shelf Registration Statement, as applicable, to be continuously effective under the Securities Act during the Effectiveness Period. A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by USWS. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, USWS shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

2.    Joinder. AG hereby joins in, and agrees to be bound by, and each of the Company and the Holders hereby agrees that AG shall have the benefit of, all of rights and obligations under the Registration Rights Agreement as a holder of Registrable Securities.

3.    Effect of Amendment. This Amendment shall be construed in connection with and as part of the Registration Rights Agreement. Except as hereby expressly amended by this Amendment, all terms of the Registration Rights Agreement are hereby ratified and shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Registration Rights Agreement are hereby released, diminished or impaired. The provisions of Section 3.8 and Section 3.9 of the Registration Rights Agreement captioned “Governing Law, Submission to Jurisdiction” and “Waiver of Jury Trial,” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Amendment mutatis mutandis.

4.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

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IN WITNESS WHEREOF, the Parties hereto execute this Amendment, effective as of the date first above written.

COMPANY:

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Kyle O’Neill
Chief Financial Officer

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Signature Page to First Amendment to Registration Rights Agreement

HOLDERS:

PROFRAC HOLDINGS, LLC

By:	/s/ Matt Wilks
Name:	Matt Wilks
Title:	President and CFO

THRC HOLDINGS, LP

By:	/s/ Matt Wilks
Name:	Matt Wilks
Title:	VP, Investments

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Signature Page to First Amendment to Registration Rights Agreement

CRESTVIEW III USWS, L.P.

By: Crestview III USWS GenPar, LLC, its general partner

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

CRESTVIEW III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name:	Ross A. Oliver
Title:	General Counsel

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Signature Page to First Amendment to Registration Rights Agreement

AG ENERGY FUNDING, LLC

By: Angelo, Gordon & Co., L.P., as its Manager

By:	/s/ Todd Dittmann

Name:	Todd Dittmann
Title:	Authorized Person

Address:

AG ENERGY FUNDING, LLC
AG Energy Funding, LLC
245 Park Avenue, 26th Floor
New York, NY 10167
Attention: Chad Hanover
E-mail: chanover@angelogordon.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardell LLP
450 Lexington Ave
New York, NY 10017
Attention: Ray Ibrahim
Email: ray.ibrahim@davispolk.com

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Signature Page to First Amendment to Registration Rights Agreement